SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2009

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of 2009 Bonus Plan

On February 9, 2009, the Compensation Committee of the Board of Directors of Sigma-Aldrich (the Company), approved targets for the cash incentive bonus program (i.e., bonus) to eligible members of the Company for the year ended December 31, 2009. The table below lists the 2009 target bonus awards as a percent of base salaries for the Company’s named executive officers:

	Bonus at Threshold Performance	Bonus at Company Midpoint Performance	Bonus at Company Target Performance	Maximum Bonus for Exceeding Target Performance
Jai P. Nagarkatti	0%	40%	80%	144%
Rakesh Sachdev	0%	32.5%	65%	117%
Franklin D. Wicks	0%	30%	60%	108%
David W. Julien	0%	30%	60%	108%
Gilles A. Cottier	0%	30%	60%	108%

Financial and operational performance targets for the annual cash bonus are linked directly to the annual business plan for the overall Company and the business units, where applicable. For 2009, performance goals established by the Committee include:

•

total Company sales growth or individual BU sales growth target, currency adjusted and excluding new acquisitions, weighted 30% of the total cash bonus opportunity for all participants, with a maximum payout for this component of 200%;

•	operating income, as reported, weighted 40% of the total cash bonus opportunity for all participants, with a maximum payout for this component of 200%;

•	free cash flow, as reported, weighted 10% of the total cash bonus opportunity for all participants, with a maximum payout for this component of 200%; and

•

unit/individual objectives, weighted 20% of the total cash bonus opportunity for all participants with the objectives established for each executive determined by formula, with a maximum payout for this component of 100%.

The Committee has established specific performance targets for 2009 for each goal listed above that will be appropriately challenging and consistent with achieving the Company’s long-term growth and profitability objectives to grow sales on average 10% and provide a return on equity of 20% over the long term. Specific objectives for any particular time period are considered competitively sensitive in that they may reveal tactical marketing, sales and operations initiatives that may put the Company at a disadvantage in the marketplace if they were to be disclosed.

The Company will provide additional information regarding the compensation of its named executive officers in its proxy statement for the 2009 Annual Meeting of Shareholders, which will be issued in March 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2009

SIGMA-ALDRICH CORPORATION

By:	/s/ Richard A. Keffer
Richard A. Keffer, Secretary